Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

CSX Corporation

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Debt	5.050% Notes due 2035	(1)	457(r)	300,000,000	$1.0306	$309,207,000.00	0.0001381	$42,701.49

Total Offering Amounts:							$309,207,000.00		42,701.49
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$42,701.49

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Offering Note(s)

(1)	This registration fee table shall be deemed to update the “Calculation of Registration Fee” in the Company’s Registration Statement on Form S-3 (File No. 333-285319) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933.

Narrative Disclosure

The maximum aggregate offering price of the securities to which the prospectus relates is $309,207,000.00. The prospectus is a final prospectus for the related offering.